UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 1, 2012

DOMAIN EXTREMES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53749	98-0632051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

602 Nan Fung Tower, 173 Des Voeux Road Central, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	+(852) 2868 0668

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Effective May 1, 2012, the Board of Directors (the “Board”) of Domain Extremes Inc. (the “Company”) increased the size of the Board from four to five directors and elected Ms. Ou Man Ni to the Board to fill the newly created vacancy on the Board.

Ms. Ou is currently a director of Guangzhou Xinting Consultant Co., Ltd. which she joined in 2008. Guangzhou Xinting Consultant Co. Limited is based in Guangzhou, the capital of Guangdong Province, China. The company is engaged in investment and management consultancy service targeting small to medium size companies in Guangdong Province. Ms. Ou specializes in investment and public listing services. She is a graduate of Sun Yet-Sen University, Guangzhou, China where she finished her Bachelor’s degree in Chemical Biology in 2008.

As a director, Ms. Ou will be paid a monthly director’s fee of $1,000 in cash.

Ms. Ou was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Ms. Ou and the Company that would require disclosure under Item 404(a) of Regulation S-K.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMAIN EXTREMES INC.

Date: May 1, 2012	By:	/s/ Francis Bok
Francis Bok